                                 AMENDED AND RESTATED
                            SUPPLEMENTAL BENEFIT AGREEMENT

          THIS AMENDED AND RESTATED SUPPLEMENTAL BENEFIT AGREEMENT (this "Restated Agreement") made and entered into this 10th day of October, 1994, by and between FACILITIES MANAGEMENT INSTALLATION, INC., a Delaware corporation ("FMI"), SOUTHWESTERN LIFE CORPORATION, a Delaware corporation ("SLC"), and ________________ ("Employee"),

                                 W-I-T-N-E-S-S-E-T-H:

          WHEREAS, FMI is a wholly-owned subsidiary of SLC and serves as the employer of substantially all of the employees who provide services to SLC and its affiliated companies; and

          WHEREAS, Employee is an employee of FMI and has served faithfully and diligently as an employee of FMI and/or its predecessors and affiliates for many years; and

          WHEREAS, Employee is entitled to participate in FMI's welfare benefit plans on the same terms and conditions as all other employees of FMI, including, without limitation, FMI's Salaried Employees Severance Pay Plan ("FMI Severance Pay Plan") and FMI's group life insurance plan ("FMI Group Life Insurance Plan"); and

          WHEREAS, as a reward for Employee's past services, FMI and SLC have desired and continue to desire to provide additional benefits to Employee as hereinafter provided; and

          WHEREAS, FMI, SLC and Employee have previously entered into an agreement dated November 30, 1993 under which FMI and SLC agreed to provide certain supplemental severance and other benefits to Employee, as the same was amended by Addendum to Agreement dated as of February 21, 1994 and by Second Addendum to Agreement effective as of November 30, 1993 (collectively, the "Supplemental Benefit Agreement"); and

          WHEREAS, the Board of Directors of SLC has recently approved an amendment to the Supplemental Benefit Agreement to, among other things, amend the definition of "Sale Date"; and

          WHEREAS, the parties also wish to modify the Supplemental Benefit Agreement to provide for the surrender of Stock Option Shares (as hereinafter defined) in satisfaction of the exercise price or tax withholding liabilities associated with such shares to be consistent with the stock option plans governing such shares, and to make other minor clarifying changes; and

          WHEREAS, the parties also wish to integrate into this Restated Agreement all prior amendments and addenda to the Supplemental Benefit Agreement to date;

          NOW, THEREFORE, in consideration of the premises and the mutual promises of the parties hereto and other good and valuable consideration paid by Employee to each of FMI and SLC, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          1. Definitions. The following terms shall have the meanings set forth below:

          (a) "Affiliate" has the meaning ascribed to it in Rule 144 promulgated under the Securities Act of 1933, as amended, and when used herein includes Affiliates of SLC and FMI and their respective Successors.

          (b) "Compensation" means compensation paid by FMI, SLC or their Affiliates or Successors to Employee that is includible as gross income in Employee's federal income tax return.

          (c) "Date of Termination" means the date on which the Termination of Employment occurs.

          (d) "Estate" means the Employee's probate estate and includes the Employee's heirs and personal representatives.

          (e) "Gross Misconduct" means an act committed by the Employee against FMI, SLC or their Affiliates or Successors, or against any employee, officer, director, agent or representative of FMI or SLC or any of their Affiliates or Successors that constitutes a felony under the laws of the state in which the act is committed.

          (f) "Market Transactions" means one or more transactions effected through a Stock Exchange during the Transaction Period only on one or more of the Sale Dates at prices equal to or exceeding the Prevailing Market Price.

          (g) "Noninsider Employee" means Employee if and only if Employee is not subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), or the short-swing profit provisions of Section 16(b) of the 1934 Act.

          (h) "Payment Date" means the first business day that is at least thirty (30) calendar days after the Employee or the Employee's Estate has disposed of all of Employee's Restricted Stock Purchase Shares and Stock Option Shares pursuant to the terms hereof.

          (i) "Prevailing Market Price" means the price per share for shares of $1.00 par value common stock of SLC as reported on a Stock Exchange composite tape immediately prior to the sale by Employee of the shares then being sold by Employee.

          (j) "Restricted Stock Purchase Agreement Shares" means any shares of $1.00 par value common stock of SLC which the Employee purchased under a Restricted Stock Purchase Agreement entered into between the Employee and System Services Group, the predecessor of FMI, dated March 12, 1982, as amended.

          (k)  "Sale Date" means any one or more of the following dates:
     November 25, 1994 and each April 10, May 25, August 25 and November 25 of each calendar year thereafter; provided that if any of said dates falls on a day on which the Stock Exchange is closed, the Sale Date shall be the first day thereafter on which the Stock Exchange is opened; and further provided that any Employees who are "insiders" subject to the requirements of Section 16 of the 1934 Act shall not engage in any transaction on a Sale Date that would violate the short-swing trading prohibitions of Section 16(b) of the 1934 Act. Notwithstanding the foregoing and only with respect to Noninsider Employees, Sale Date shall also include any day or days on which the Stock Exchange is open for trading during the period (i) commencing November 1, 1994 and (ii) continuing until the expiration of the Transaction Period.

          (l) "Stock Exchange" means any stock exchange on which shares of $1.00 par value common stock of SLC are listed for trading.

          (m) "Stock Option Shares" means (i) any shares of $1.00 par value common stock of SLC owned by the Employee on November 30, 1993 which were purchased by the Employee pursuant to stock options granted by SLC and/or its corporate predecessor to the Employee prior to December 31, 1989, and
     (ii) any shares of $1.00 par value common stock of SLC which the Employee purchases after November 30, 1993 pursuant to stock options granted by SLC to the Employee between December 31, 1989 and November 30, 1993.

          (n) "Successor" means the successor to all or substantially all of the assets of the transferor whether such assets are transferred by merger, consolidation, assignment or otherwise and when used herein includes Successors of SLC, FMI and the Affiliates.

          (o) "Supplemental Benefit Cap" means an amount equal to three hundred percent (300%) of the average, annualized Compensation received by the Employee during the five consecutive calendar years immediately preceding the Date of Termination.

          (p) "Supplemental Severance Benefit" means an amount equal to two hundred percent (200%) of the Employee's salary, excluding bonuses, for the twelve (12) consecutive calendar months preceding the Date of Termination; provided, however, that if Termination of Employment occurs prior to the death of the Employee, the Supplemental Severance Benefit shall be reduced by an amount equal to any payments which the Employee is entitled to receive under the FMI Severance Pay Plan.

          (q) "Transaction Period" means the period commencing November 30, 1993 and ending 180 days after the Date of Termination.

          (r) "Termination of Employment" means the voluntary or involuntary termination of Employee's employment with SLC, FMI or with their Affiliates or Successors for any reason other than the Employee's gross misconduct. Should Employee continue as an employee of an Affiliate or Successor or become an employee of an Affiliate or Successor within thirty (30) calendar days of any event which would otherwise constitute a Termination of Employment, a Termination of Employment shall be deemed to have occurred unless: (i) SLC's and FMI's obligations hereunder are not terminated, or (ii) such Affiliate or Successor expressly assumes in writing all of SLC's and FMI's obligations hereunder.

          1. Supplemental Severance Payment. In the event a Termination of Employment occurs, FMI agrees to pay the Supplemental Severance Benefit to Employee within thirty (30) days after the Date of Termination.

          2. Supplemental Bonus Payment. On the Payment Date, FMI agrees to pay to Employee an amount equal to (i) $5.875 multiplied by the aggregate number of (a) Restricted Stock Purchase Shares and Stock Option Shares sold by the Employee or by the Employee's Estate in Market Transactions on Sale Dates occurring after the date hereof but prior to the expiration of the Transaction Period and (b) Stock Option Shares surrendered by the Employee to SLC after the date hereof but prior to the expiration of the Transaction Period to satisfy the exercise price for Stock Option Shares and any income tax withholding obligations for such shares in accordance with the plans under which such shares were granted to Employee ((a) and (b) shall be collectively referred to herein as the "Shares Sold"), less (ii) an amount equal to the aggregate of (a) the gross sales price of the Shares Sold in Market Transactions and (b) the total fair market value of the Shares Sold constituting the Stock Option Shares surrendered to satisfy exercise price or tax withholding obligations on the date of such surrender (as determined in accordance with the respective plans governing such surrendered Stock Option Shares).

          3. Supplemental Benefit Cap. Notwithstanding any other provision herein, the aggregate amount of monies which the Employee shall be entitled to receive under Paragraphs 1 and 2 above shall not exceed an amount equal to the Supplemental Benefit Cap.

          4. Cross Guarantees. SLC and FMI unconditionally guarantee each other's obligations under this Restated Agreement.

          5. Waiver. The failure on the part of any party to this Restated Agreement to exercise any rights of that party hereunder shall not constitute a waiver of such rights.

          6. Assignment. This Restated Agreement may not be assigned by Employee or by Employee's Estate without the prior written consent of SLC and FMI or their permitted assignees. This Restated Agreement may be assigned by SLC and FMI to their respective Affiliates or Successors, provided each such Affiliate or Successor assumes and agrees to perform all of SLC's or FMI's obligations hereunder, as the case may be. Otherwise, this Restated Agreement shall not be assigned by SLC or FMI without the prior written consent of Employee or Employee's Estate.

          7. Entire Agreement. This Restated Agreement constitutes the entire agreement of the parties hereto with respect to the Supplemental Benefit Agreement and the subject matter hereof and thereof and may not be modified or amended except in writing signed by or on behalf of the parties hereto.

          8. Controlling Law. This Restated Agreement shall be governed by and construed in accordance with the laws of the state of Texas applicable to agreements made and to be performed therein.

          9. Counterparts. This Restated Agreement may be executed in multiple counterparts, each of which shall constitute an original copy hereof but all of which together shall constitute a single instrument.

                                   SOUTHWESTERN LIFE CORPORATION



                                   By:
                                      --------------------------
                                      James R. Kerber
                                      Chief Executive Officer and
                                      President

                                   FACILITIES MANAGEMENT
                                   INSTALLATION, INC.



                                   By:
                                      ---------------------------
                                      C. Fred Rice
                                      Senior Executive Vice President


                                   EMPLOYEE:



                                   ____________________________